016570| 003590|127C|RESTRICTED||4|057-423

WINTHROP

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X		
Holder ID	XXXXXXXXXX		
Insurance Value	1,000,000.00		
Number of Shares	123456		
DTC	12345678 123456789012345		
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

PAR VALUE $1.00

WINTHROP

SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number

ZQ 000000

Shares

600620****
600620**
****600620****
*****600620***
******600620**

WINTHROP REALTY TRUST

AN UNINCORPORATED ASSOCIATION IN THE FORM OF A BUSINESS TRUST ORGANIZED UNDER THE LAWS OF THE STATE OF OHIO

SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

**ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO**

fully paid and nonassessable shares of Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share of

Winthrop Realty Trust (hereinafter called the "Company"), transferable on the books of the Company by the holder hereof in person or by its duly authorized agent upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Company and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF Company has caused this Certificate to be executed on its behalf by its duly authorized officer.

DATED <<Month Day, Year>>

President

WINTHROP REALTY TRUST SEAL OHIO

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

CEO and Chairman

By____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

A123456

IMPORTANT NOTICE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER CONTAINED IN THE BY-LAWS AND THE CERTIFICATE OF DESIGNATIONS FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED THE ISSUANCE OR TRANSFER RESULTING IN SUCH VIOLATION WILL BE VALID ONLY WITH RESPECT TO SUCH AMOUNT OF SECURITIES AS DOES NOT RESULT IN A VIOLATION OF THE COMPANY'S BY-LAWS OR CERTIFICATE OF DESIGNATIONS, AND SUCH ISSUANCE OR TRANSFER SHALL BE NULL AND VOID WITH RESPECT TO ANY EXCESS SECURITIES. ALL TERMS IN THIS LEGEND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE COMPANY'S BY-LAWS OR CERTIFICATE OF DESIGNATIONS AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-.................... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act.................... (State)
JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT	-.................... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assigns and transfer unto [ ]

____

(PLEASE INSERT NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE)

____

____

____

shares of Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share, of the Company represented by this Certificate and does hereby irrevocably constitute and appoint

____

agent to transfer the said shares on the books of the Company, with full power of substitution in the premises.

Dated: ______________________ 20 ________

Signature: ______________________

Signature: ______________________

Notice: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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